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                                                                 Exhibit (10)(x)

                  FIFTH AMENDMENT TO THE SUNDSTRAND CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


         WHEREAS, the Sundstrand Corporation Supplemental Retirement Plan (the "Plan") was established effective as of December 10, 1975;

         WHEREAS, the Plan was amended and restated in its entirety effective as of January 1, 1988; and

         WHEREAS, the Plan as amended and restated has heretofore been amended on four occasions; and

         WHEREAS, it has been determined that it is in the best interest of the Corporation to further amend the Plan;

         NOW, THEREFORE, effective as of December 8, 1998, the Sundstrand Corporation Supplemental Retirement Plan as amended and restated January 1, 1988, is further amended as follows:

         1. Section 3.1(a) of Article III of the Plan is amended by adding the following new subsection (v) after subsection (iv) thereof and by deleting from subsection (iv) the word "or" at the end thereof:

         (v) including in the employee's 'Years of Participation' (used to determine the amount of any retirement benefit) and 'Years of Service' (used to determine the eligibility for and vesting of any retirement benefit) (as those terms are defined and used in the Qualified Plan) the service determined as provided in Exhibit A to this Plan, provided such employee is an elected officer of the Corporation and, other than the Chief Executive Officer of the Corporation (whose service is required to be included hereunder), has been selected by the Chief Executive Officer to have such service included for purposes of calculating the Supplemental Retirement Benefit, or


         2. The Plan is amended by adding at the end thereof an Exhibit A which shall be in the form attached to this Amendment.




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         3. Article VI of the Plan is amended to provide as follows:

                                   ARTICLE VI
                     AMENDMENT, MODIFICATION OR TERMINATION

         The Corporation intends the Plan to be permanent but reserves the right to amend, modify or terminate the Plan when, in the sole opinion of the Corporation, such amendment, modification or termination is advisable. Any such amendment, modification or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date set forth in such resolution; provided, however, that no such amendment, modification or termination, however, may change the Plan in a way that
         (i) impairs any Employees, former Employee's or Surviving Spouse's rights, participation in, or benefits theretofore accrued hereunder and
         (ii) in the event of a Change in Control, is adverse to the rights, participation in, or benefits of any Employee, former Employee or Surviving Spouse (including without limitation, the amount or form of payment of any benefits accrued hereunder) in the case of either (i) or
         (ii) without the Employee's, former Employee's or Surviving Spouse's prior written consent. The immediately preceding sentence may not under any circumstances be amended at any time after December 8, 1998 and any effort to change such sentence shall be null, void and of no force or effect. For the purpose of this Article VI, an accrued Supplemental Retirement Benefit will be determined for each eligible Employee, former Employee or Surviving Spouse in accordance with the provisions of the Plan and the accrued benefit provided by the Qualified Plan all determined as of the effective date of the amendment, modification or termination. Payment of benefits based on an accrued Supplemental Retirement Benefit will be made in accordance with the terms of this Plan to the Employee, or former Employee who retires under the Qualified Plan, or to such an Employee's or former Employee's Surviving Spouse if such Employee or former Employee dies and leaves a spouse eligible for a Qualified Plan Surviving Spouse Benefit under the Qualified Plan.

         For purposes of the preceding paragraph the term "Change in Control" means: any of the following events:

              A) The acquisition (other than from the Corporation) by any person (as such term is defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities;



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              B)         The individuals who, as of the date hereof, are members
                         of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Corporation stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

              C)         (i)        A merger or consolidation involving the
                                    Corporation (or any direct or indirect
                                    subsidiary of the Corporation) or (B) the issuance of shares of capital stock of the Corporation in connection with a merger or consolidation involving the Corporation (or any direct or indirect subsidiary of the Corporation) if, in the case of clause (A) or clause (B), the stockholders of the Corporation immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the person issuing securities in the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation; provided, however, that for purposes of clause (A) and clause (B), voting securities of the Corporation issued in connection with the merger or consolidation, including securities to cover stock options or cure "tainted" shares
                                    (whether issued in the merger or
                                    consolidation or pursuant to a public or private offering related thereto), shall be treated as having been issued in such merger or consolidation and not as having been outstanding immediately prior to such merger or consolidation or (C) a complete liquidation or dissolution of the
                                    Corporation or consummation of the sale or other disposition of all or substantially all of the assets of the Corporation.

                                    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) of this paragraph (d) of Article 2, solely because twenty-five percent (25%) or

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                                 more of the combined voting power of the
                                 Corporation's then outstanding voting
                                 securities is acquired by (I) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries or (II) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.


         4. Section 7.1 of Article VII of the Plan is amended to provide as follows:

         7.1 Funding. Except as may otherwise be provided in the Sundstrand Corporation Rabbi Trust, established by Agreement dated January 30, 1996, as the same may have been or may hereafter be amended, between Sundstrand Corporation and Marshall & Ilsley Trust Company, the Plan shall be unfunded, and any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit shall be paid only from the general assets of the Corporation. No Employee, former Employee or Surviving Spouse or any other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the Plan and any such Employee, former Employee or Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Plan.


Executed at Rockford, Illinois as of the 8th day of December, 1998.

                                      SUNDSTRAND CORPORATION



                                      By: /s/ Paul Donovan
                                          --------------------------
                                      Title:     Paul Donovan
                                                 Executive Vice President and
                                                 Chief Financial Officer



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                                    EXHIBIT A


                             Chief Executive Officer

ELIGIBILITY

         Chief Executive Officer

"EXTRA" SERVICE

         For years of service while Chief Executive Officer denoted by N (including years of service credited under an Employment Agreement pursuant to a Corporate Change in Control), a participant will be credited with the following number years of "extra" Sundstrand pension service:

                            (N times N times 2) / 10

         Example - for 7 years of actual service while Chief Executive Officer and 3 years credited under an Employment Agreement pursuant to a Corporate Change in Control, the "extra" years of Sundstrand pension service equals (10 times 10 times 2) / 10 equals 20.000 years.

         Such "extra" years of Sundstrand pension service will be added to Chief Executive Officer's actual years of Sundstrand service.

OFFSET FOR VESTED DEFINED BENEFIT PENSION FROM PRIOR EMPLOYER

         The value of the "extra" Sundstrand pension service will be reduced by the value of any vested defined benefit pension from employment prior to being hired by Sundstrand. No offset will be applied for any vested balance from a savings plan or profit sharing plan sponsored by a prior employer.

VESTING OF "EXTRA" YEARS OF SUNDSTRAND PENSION SERVICE

         The "extra" years of Sundstrand service will vest upon the later of (a) or (b) as follows:

                  (a) attainment of age 55 while in continued Sundstrand employment;

                  (b)      five years of service as Chief Executive Officer

         In the event of a Corporate Change in Control of Sundstrand Corporation, the "extra" years of Sundstrand service will immediately vest regardless of any age or service requirements.



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         COORDINATION WITH OTHER SUNDSTRAND CORPORATION SUPPLEMENTAL PENSION
         PROMISES

         The additional pension benefit provided to the Chief Executive Officer by this amendment shall be compared to the additional pension benefit provided by any other individual employment agreement between such individual and Sundstrand Corporation such that the larger pension benefit shall be applicable.

         Specifically in the case of Robert H. Jenkins pursuant to his employment agreement with Sundstrand as amended from time to time, he is entitled to larger of:

           - the supplemental pension as described by the formula in this Exhibit A;

           - pension service credit equal to double his actual period of service with Sundstrand Corporation with no offset for any pension benefit from a prior employer;

           - In the event of a Corporate Change in Control, immediate pension service credit of 20 years with no offset for any pension benefit from a prior employer.

                                      * * *

                 Senior Management Position and Selected by CEO

ELIGIBILITY

         -   Senior management position
         -   Selected by Chief Executive Officer

"EXTRA" SERVICE

         For years of service while in a senior management position denoted by N (including years of service credited under an Employment Agreement pursuant to a Corporate Change in Control), a participant will be credited with the following number of years of "extra" Sundstrand pension service:

                                (N times N) / 15

         Example - for 7 years of actual service in a senior management position and 3 years credited under an Employment Agreement pursuant to a Corporate Change in Control, the "extra" years of Sundstrand pension service equals (10 times 10) / 15 equals 6.667 years.

         Such "extra" years of Sundstrand pension service will be added to such senior executive's actual years of Sundstrand service.


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OFFSET FOR VESTED DEFINED BENEFIT PENSION FROM PRIOR EMPLOYER

         The value of the "extra" Sundstrand pension service will be reduced by the value of any vested defined benefit pension from employment prior to being hired by Sundstrand. No offset will be applied for any vested balance from a savings plan or profit sharing plan sponsored by a prior employer.

VESTING OF "EXTRA" YEARS OF SUNDSTRAND PENSION SERVICE

         The "extra" years of Sundstrand service will vest upon the later of (a) or (b) as follows:

                  (a) attainment of age 55 while in continued Sundstrand employment;

                  (b) five years of service in a senior management position.

         In the event of a Corporate Change in Control of Sundstrand Corporation, the "extra" years of Sundstrand service will immediately vest regardless of any age or service requirements.